ELEVENTH AMENDMENT TO LEASE
THIS ELEVENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of July 28, 2015 by and between CIM/OAKLAND CENTER 21, LP, a Delaware limited partnership (“Landlord”), and PANDORA MEDIA, INC., a Delaware corporation (“Tenant”), with reference to the following facts:
R E C I T A L S
A.    Landlord and Tenant entered into that certain Office Lease dated as of July 23, 2009 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of April 13, 2010 (the “First Amendment”), that certain Second Amendment to Lease dated June 16, 2010 (the “Second Amendment”), that certain Third Amendment to Lease dated as of December 15, 2010 (the “Third Amendment”), that certain Fourth Amendment to Lease dated March 10, 2011 (the “Fourth Amendment”), that certain Fifth Amendment to Lease dated July 1, 2011 (the “Fifth Amendment”), that certain Sixth Amendment to Lease dated September 27, 2011 (the “Sixth Amendment”), that certain Seventh Amendment to Lease dated as of July 12, 2012 (the “Seventh Amendment”), that certain Eighth Amendment to Lease dated as of February 1, 2013 (the “Eighth Amendment”), that certain Ninth Amendment to Lease dated as of June 28, 2013 (the “Ninth Amendment”) and that certain Tenth Amendment to Lease dated as of October 3, 2014 (the “Tenth Amendment, and together with the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment and Ninth Amendment, collectively, the “Lease”), pursuant to which Tenant leases certain premises (the “Existing Premises”) consisting of 83,912 rentable square feet on the seventh (7th), eighth (8th), fifteenth (15th) and sixteenth (16th) floors of the building located 2101 Webster Street, Oakland, California (the “2101 Webster Building”), and 50,396 rentable square feet on the sixth (6th) and seventh (7th) floors of the building located at 2100 Franklin Street, Oakland, California (the “2100 Franklin Building”, and together with the “2101 Webster Building” the “Buildings”), which are both part of the office project known as “Center 21” comprised of (i) the Buildings, (ii) a subterranean parking garage underneath the Buildings, and (iii) a multi-story parking structure located at 2353 Webster Street (collectively, the “Project”).
B.    Tenant intends to expand the Premises to include (i) the tenth (10th) floor of the 2101 Webster Building, consisting of 24,214 rentable square feet (the “10th Floor Expansion Space”), as shown on Exhibit A-1 attached hereto, and (ii) the fourth (4th) floor of the 2100 Franklin Building consisting of 25,261 rentable square feet (the “4th Floor Expansion Space”), as shown on Exhibit A-2 attached hereto. The 10th Floor Expansion Space and the 4th Floor Expansion Space are collectively referred to herein as the “11th Amendment Expansion Space”.
C.    Landlord has agreed to the foregoing expansion, subject to the terms and conditions of this Amendment.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used but not defined herein shall have the meaning given them in the Lease):

A G R E E M E N T
1.    Incorporation of Recitals. Recitals A through C above are incorporated herein by reference.
2.    The Expanded Premises. Commencing upon delivery of the 11th Amendment Expansion Space to Tenant (the “11th Amendment Expansion Commencement Date”), and continuing until the Second Extended Termination Date (as that term is defined in the Tenth Amendment (September 30, 2020)) (the “11th Amendment Expansion Space Term”), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the 11th Amendment Expansion Space in addition to the Existing Premises. The 11th Amendment Expansion Space has been measured in accordance with the Building Owners and Management Association Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as modified by Landlord for purposes of the Buildings. Following the 11th Amendment Expansion Commencement Date, all references in the Lease to the Premises shall refer to the Existing Premises and the 11th Amendment Expansion Space, and the Premises shall consist of a total of approximately 183,783 rentable square feet. The 11th Amendment Expansion Commencement Date is September 1, 2015, provided that Landlord shall not be liable for any delay in delivery of the 11th Amendment Expansion Space. The foregoing notwithstanding, if either or both of the 11th Amendment Expansion Space premises is not delivered by January 15, 2016, for any reason whatsoever, through no fault of Tenant, then the date Tenant is otherwise obligated to commence payment of Base Rent (after any free rent periods) and Additional Rent shall be delayed by one (1) day for each day that delivery of possession of the Premises in the required condition is delayed beyond January 15, 2016. If either or both of the 11th Amendment Expansion Space premises does not occur by February 15, 2016, then the date Tenant is otherwise obligated to commence payment of Base Rent and Additional Rent (after any free rent periods) shall be delayed by two (2) days for each day that delivery of possession of the Premises in the required condition is delayed beyond February 15, 2016.
3.    Monthly Base Rent for the 10th Floor Expansion Space. Commencing on March 1, 2016 (the “10th Floor Expansion Space Rent Commencement Date”) or such later date pursuant to Section 2 above, Tenant shall pay Base Rent for the 10th Floor Expansion Space in the amount of $76,274.10 per month (based on $3.15 per rentable square foot per month). Thereafter, on each anniversary of the 11th Amendment Expansion Commencement Date, Base Rent for the 10th Floor Expansion Space shall be increased annually by 3% per annum throughout the 11th Amendment Expansion Space Term.
4.    Monthly Base Rent for the 4th Floor Expansion Space. Commencing April 1, 2016 (the “4th Floor Expansion Space Rent Commencement Date”) or such later date pursuant to Section 2 above, Tenant shall pay Base Rent for the 4th Floor Expansion Space in the amount of $79,572.15 per month (based on $3.15 per rentable square foot per month). Thereafter, on each anniversary of the 11th Amendment Expansion Commencement Date, Base Rent for the 4th Floor Expansion Space shall be increased annually by 3% per annum throughout the 11th Amendment Expansion Space Term.
5.    Base Year; Tenant’s Proportionate Share for 10th Floor Expansion Space. Commencing on January 1, 2017, as to the 10th Floor Expansion Space, Tenant shall pay Tenant’s Proportionate Share of increases of Operating Costs over the calendar year 2016, which is 5.12% (as to the 10th Floor Expansion Space only), based on 24,214/472,636 (as to the 2101 Webster Building), and 3.51% (as to the Buildings).
6.    Base Year; Tenant’s Proportionate Share for 4th Floor Expansion Space. Commencing on January 1, 2017, as to the 4th Floor Expansion Space, Tenant shall pay Tenant’s Proportionate Share of increases of Operating Costs over the calendar year 2016, which is 11.66% (as to the 4th Floor Expansion Space only), based on 25,261/216,667 (as to the 2100 Franklin Building), and 3.66% (as to the Buildings).
7.    Condition of the 11th Amendment Expansion Space. Except for Landlord’s Work (as hereinafter defined), Tenant hereby agrees to accept the 11th Amendment Expansion Space in their "as-is, where is" condition (but with all Building systems serving the 11th Amendment Expansion Space in good working order) and Tenant acknowledges that Landlord has no obligation to improve the 11th Amendment Expansion Space nor has Landlord made any representation or warranty regarding the condition of the 11th Amendment Expansion Space other than regarding having the Building systems in good working order). Notwithstanding the foregoing, Landlord shall provide Tenant with a tenant improvement allowance (the "11th Amendment Expansion Allowance") in the amount of $2,473,750.00 (based on $50.00 per rentable square foot of the 11th Amendment Expansion Space), to cover a portion of the costs of designing and constructing the interior improvements that will be permanently affixed to the 11th Amendment Expansion Space (the “11th Amendment Expansion Space Improvements”). The 11th Amendment Expansion Allowance will be disbursed in accordance with the Work Letter attached as Exhibit B. Tenant shall submit preliminary plans and specifications (the “Preliminary Plans”) for the 11th Amendment Expansion Space Improvements to Landlord by October 31, 2015 and shall thereafter prosecute the design and construction of the 11th Amendment Expansion Space Improvements in accordance with the Work Letter attached hereto as Exhibit B. For supervising the Expansion Space Improvements, Tenant shall pay to Landlord or a designated affiliate of Landlord a construction supervision fee in the amount of $25,000, which fee may be deducted by Landlord from the 11th Amendment Expansion Allowance. Upon Landlord’s approval of the Preliminary Plans and receipt of invoices to be paid, Landlord will reimburse Tenant for one “test-fit” plan in the amount of up to $7,421.25, which amount may be deducted by Landlord from the 11th Amendment Expansion Allowance. Any portion of the 11th Amendment Expansion Allowance not used by December 31st, 2017 shall be retained by Landlord. On or before March 1, 2016, Landlord, at Landlord’s sole cost and expense and without deduction from the 11th Amendment Expansion Allowance, shall be responsible for bringing all restrooms on the floors of the 11th Amendment Expansion Space into compliance with current applicable Laws, and covering the exterior of 2101 Webster Building directly adjacent and facing 2100 Franklin Building with sheetrock and drywall (collectively, “Landlord’s Work”). The parties acknowledge and agree that the finishes in the 10th Floor Expansion Space and 4th Floor Expansion Space restrooms have been completed and are being delivered to Tenant “as is”, and that Landlord’s Work shall be done concurrently with and in conjunction with Tenant’s construction of the Tenant Improvements. Subject to any patent or latent defects identified by Tenant within six (6) months following the 11th Amendment Expansion Commencement Date, the commencement of any construction within the 11th Amendment Expansion Space by anyone claiming by, through or under Tenant shall be conclusive evidence that: (a) Tenant accepts possession thereof; and (b) the 11th Amendment Expansion Space was in good and satisfactory condition.
8.    Condition of the Existing Premises. Subject to Landlord’s obligations under the Lease, and this 11th Amendment, Tenant shall continue to lease the Existing Premises in their "as-is, where is" condition and Tenant acknowledges that Landlord has no obligation to improve the Existing Premises nor has Landlord made any representation or warranty regarding the condition of the Existing Premises.
9.    Parking. Effective as of the Expansion Space Commencement Date and continuing throughout the Term, Tenant shall have the right to rent the additional following parking spaces: Up to forty-nine (49) unreserved parking passes in the Parking Structure at 2353 Webster, and up to five (5) unreserved parking passes in the Underground Parking Garage. Tenant's rental and use of such additional parking passes shall be in accordance with, and subject to, all provisions of the Lease including, without limitation, any increases in payment of the monthly parking rates as specified therein. Bicycle parking is available on the first deck of the 2353 Webster Parking Structure at no cost to Tenant. The parties acknowledge that Landlord currently operates a courtesy shuttle on non-holiday business days between the Parking Structure and the Building, and between the Building and the 19th Street BART Station between 3:30 p.m. and 8:30 p.m. Tenant should direct any questions regarding such shuttle to the Buildings manager.
10.    Option to Extend. The renewal option in Section 11 of the Tenth Amendment shall apply to the entire Premises (as herein expanded).
11.    Signage. At no cost to Tenant, Landlord shall provide Buildings standard signage for the 11th Amendment Expansion Space, including 2101 Webster Building directory, 2100 Franklin Building directory, elevator lobby and suite identification signage. Subject to Landlord’s prior reasonable approval as to the design of the sign, at Tenant’s sole cost, Tenant may place its standard corporate signage, with corporate logo, at the Premises double door entry and in the elevator lobby on any full floor that it occupies.
12.    Security Deposit. Tenant is not required to provide any additional Security Deposit (as defined in the Lease) in connection with the 11th Amendment Expansion Space.
13.    Authority.
(a)    Landlord hereby covenants, represents and warrants to Tenant that: (i) no third party consents or approvals are required, or Landlord has obtained all required consents or approvals (and such consents or approvals have been attached to this Amendment), in order for Landlord to enter into this Amendment; (ii) the execution, delivery and full performance of this Amendment by Landlord does not and shall not constitute a violation of any contract, agreement, mortgage, undertaking, judgment, law, decree, governmental or court or other restriction of any kind to which Landlord is a party or by which Landlord may be bound; (iii) Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Amendment, to perform its obligations under this Amendment in accordance with its terms, and to transact business in the state in which the Premises are located; (iv) this Amendment does not violate the provisions of any instrument heretofore executed by and/or binding on Landlord, or affecting or encumbering the Premises.
(b)    Tenant hereby covenants, represents and warrants to Landlord that: (i) no third party consents or approvals are required, or Tenant has obtained all required consents or approvals (and such consents or approvals have been attached to this Amendment), in order for Tenant to enter into this Amendment; (ii) the execution, delivery and full performance of this Amendment by Tenant does not and shall not constitute a violation of any contract, agreement, mortgage, undertaking, judgment, law, decree, governmental or court or other restriction of any kind to which Tenant is a party or by which Tenant may be bound; (iii) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Amendment, to perform its obligations under this Amendment in accordance with its terms, and to transact business in the state in which the Premises are located; (iv) this Amendment does not violate the provisions of any instrument heretofore executed by and/or binding on Tenant.
14.    Brokers. Landlord and Tenant each warrant and represent to the other that other than CBRE and Colliers International (“Brokers”), it has not employed or dealt with any real estate broker or finder in connection with this Amendment, and that it knows of no real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Amendment. Landlord and Tenant each agree to indemnify, defend and hold the other harmless from and against any and all claims demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent other than Brokers occurring by, through, or under the indemnifying party in connection with this Amendment.
15.    Status of Lease. Except as amended by this Amendment, the Lease remains unchanged, and, as amended by this Amendment, the Lease is in full force and effect.
16.    Counterparts. This Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Amendment. In addition, properly executed, authorized signatures may be transmitted via facsimile and upon receipt shall constitute an original signature.
17.    Entire Agreement. There are no oral or written agreements or representations between the parties hereto affecting the Lease not contained in the Lease or this Amendment. The Lease, as amended, supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by, to, or between Landlord and Tenant and their respective agents and employees with respect to the subject matter thereof, and none shall be used to interpret, construe, supplement or contradict the Lease, including any and all amendments thereto. The Lease, and all amendments thereto, shall be considered to be the only agreement between the parties hereto and their representatives and agents. To be effective and binding on Landlord and Tenant, any amendment, revision, change or modification to the provisions of the Lease must be in writing and executed by both parties.
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IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first set forth above.
“Tenant”:

PANDORA MEDIA, INC.,
a Delaware corporation

By: /s/ Michael Herring
Name: Michael Herring
Its:      Chief Financial Officer

“Landlord”:

CIM/OAKLAND CENTER 21, LP,
a Delaware limited partnership

By:	CIM Management, Inc., a California corporation
Its property manager

By:     /s/ Terry Wachsner
Terry Wachsner, Vice President

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